UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2004

IBHAS TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50329
(Commission File Number)

98-0370398
(IRS Employer Identification No.)

Suite 200-1311 Howe Street, Vancouver, BC, V6X 2P3
(Address of principal executive offices and Zip Code)

604.691.1754
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On June 8, 2004, Mr. Mohanad Shurrab resigned as our CEO, President and Treasurer, while Mr. Abdellatif Anabtawi resigned as our Secretary. Consequently, our Board of Directors' appointed Mr. Benjamin West as a director, our CEO, President, Secretary and Treasurer.

Mr. West has been the Chief Information Officer with Covenant Corporation since September, 2002. Prior to this he was with StockHouse Media Corporation, as the Chief Information Officer and IT Manager from March 1997. Mr. West holds a Bachelor of Arts, Honours Degree from Queen's University in Media Studies.

Our Board of Directors now consists of Messrs. Mohanad Shurrab, Abdellatif Anabtawi and Ben West.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBHAS TECHNOLOGIES INC.

/s/ Benjamin West
Benjamin West, CEO, President, Secretary,
Treasurer and Director

Date: June 8, 2004